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                                                                    EXHIBIT 10.7


                           PERSONAL AND CONFIDENTIAL



October 28, 1999



Mr. James J. Cotter
Chairman & CEO
Craig Corporation


This memo will set out the details of the job offer discussed between us in our meetings of October 21 and October 27, 1999.

Position Description:        CFO Craig Corporation
                             CFO Citadel Holding Corporation
                             CAO Reading Entertainment, Inc.

Reporting To:                James J. Cotter, Chairman & CEO

Main Responsibilities:       All financial and administrative functions for the
                             above mentioned three (3) Companies with reporting lines from all finance/accounting Managers in the various subsidiaries.

Salary:                      Base salary $180,000/annum

Bonus:                       Unconditional - 12,0000/annum

                             Conditional - 25% of base salary.
                             In the first year, conditional bonus will be conditioned on the successful transfer of the finance group from Philadelphia to California.

                             Signing Bonus - $40,0000 payable on starting date.


Interest Free Loan:          $33,000 payable on starting date. This amount will
                             be repaid on the date of my leaving Craig
                             Corporation employment, at which time a $50,000 leaving bonus will be paid to offset the loan.
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James J. Cotter
Craig Corporation
October 28, 1999
Page 2



Leaving Bonus:               In the event of termination of employment for other
                             than unlawful causes, a 6-month base salary will be paid.

Stock Options:               30,000 stock options from Craig Corporation.
                             30,000 stock options from Citadel Holding
                             Corporation.

                             The above stock options will be deeded to me on the starting date. These 60,000 stock options will vest in the following manner:

                             -  30,000 shares at the end of 12 months from start
                                of employment.
                             -  10,000 shares at the end of 24 months from start
                                of employment.
                             -  10,000 shares at the end of 36 months from start
                                of employment.
                             -  10,000 shares at the end of 48 months from start
                                of employment.
Company Car:                 A company car will be available for this position
                             valued at $1000/month for the total package.

401K Contribution:           The Company will contribute a matching amount of 3%
                             of total pay (salary & unconditional and conditional bonus) into the 401K Plan.

Vacation:                    Official vacation of 2 weeks/annum.
                             3 weeks after 5 years, however, flexibility will be available at the discretion of the Chairman/CEO.

Medical: Benefits to be the same as currently being enjoyed under the Beckman Coulter, Inc. Plan for medical, dental and vision and will be reimbursed by the Company.

Incidentals:                 Parking fees will be paid by the Company.
                             Cellular phone and internet connection at home will be paid by the Company.
                             Normal business expenses will be reimbursed.

Starting date:               ASAP
James J. Cotter
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Craig Corporation
October 28, 1999
Page 3


Based on the above, if this is acceptable to you, can you please sign and refax back to me at (714) 508-5726.



ACCEPTED:                    /s/ James J. Cotter
                             -------------------------
                             James J. Cotter
                             Chairman and CEO



Best regards,



Andrzej Matyczynski